UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2011

CARMAX, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-31420	54-1821055
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway Richmond, Virginia		23238
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 747-0422

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 17, 2011, the CarMax, Inc. (the “Company”) Board of Directors (the “Board”) approved two amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”), effective October 18, 2011. The first amendment, detailed in Section 2.2 of the Bylaws, decreases the number of directors serving on the Board from thirteen (13) to twelve (12). The second amendment, detailed in Sections 1.8 and 2.4, changes the voting standard for the election of directors. This amendment provides that, except in the case of contested elections, the Company’s directors shall be elected by a majority of the votes cast. In the case of contested elections, directors shall be elected by a plurality of the votes cast.

The description of the amendments to the Bylaws herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, as amended and restated October 18, 2011, which is filed herewith as Exhibit 3.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

3.1	CarMax, Inc. Bylaws, as amended and restated October 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC.
(Registrant)

Dated: October 20, 2011	By:	/s/ Eric M. Margolin
Eric M. Margolin
Senior Vice President,
General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit

3.1	CarMax, Inc. Bylaws, as amended and restated October 18, 2011